Exhibit 99.1

Phio Pharmaceuticals Announces Appointment of Dr. R. Todd Plott to the Board of Directors

Brings extensive experience in patient care, dermatologic research and commercialization

KING OF PRUSSIA, Pennsylvania-(Newsfile Corp.-July 21, 2026) — Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage siRNA biopharmaceutical company developing therapeutics using its proprietary INTASYL® gene silencing technology to eliminate cancer. Phio is pleased to announce that R. Todd Plott, M.D. has been appointed to the Board of Directors of Phio Pharmaceuticals

Todd Plott, MD, is a board-certified dermatologist, accomplished researcher, inventor, and former FDA advisory committee member with more than 30 years of experience in dermatologic care and innovation. He has played a significant role in advancing treatments for acne and other skin conditions through pharmaceutical research and development. Throughout his career, Dr. Plott oversaw and monitored hundreds of clinical trials, building deep expertise in drug development, clinical research, and patient care. He is now in private practice, focusing on complex skin diseases, acne, and skin cancer. Dr. Plott also served on the FDA Dermatologic and Ophthalmic Drug Advisory Committee from 2016 to 2021, reflecting his leadership and influence in the field of dermatology.

“Dr. Plott’s exceptional experience through his dermatology practice as well as clinical development expertise provides a valuable resource to Phio as we advance PH-762 for squamous cell carcinoma,” said Robert Bitterman, CEO and Chairman of the Board.

About Phio Pharmaceuticals Corporation

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage biopharmaceutical company advancing its proprietary INTASYL® siRNA gene silencing technology to eliminate cancer. Phio’s INTASYL compounds are designed to enhance the body’s immune cells to more effectively kill cancer cells. Phio’s lead clinical development program is an INTASYL compound, PH-762, that silences the PD-1 gene implicated in various forms of skin cancer. The Phase 1b trial (NCT# 06014086) evaluated PH-762 for the treatment of cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. PH-762 is a potential non-surgical treatment for skin cancers.

For additional information, visit the Company’s website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements, which include statements, among other things, regarding the anticipated benefits of our INTASYL™ RNAi platform, the results from our ongoing clinical trials, our expectations regarding timing of FDA submissions intended to propose and seek guidance for next steps in clinical study design for PH-762, our expectations that such FDA submissions and any related FDA meetings will clarify next steps in advancing the PH-762 development program, details regarding our planned non-clinical toxicology study, and our ability to support ongoing clinical development, operational requirements and strategic initiatives with the capital we currently have on hand, are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact of future FDA interactions on the development of our product candidates; the impact to our business and operations by inflationary pressures; recession fears; the development of our product candidates, results from our nonclinical, preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those risks identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the U.S. Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs